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                                                                 Exhibit 12



               COMPUTATION OF RATIOS OF INCOME TO FIXED CHARGES


          The computation of the ratios of income to fixed charges is set forth in Note 7 of Notes to Consolidated Financial Statements on page 34 of the Form 10-Q.